Exhibit 32.1

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of SUPERVALU INC. (the “company”) certifies that the quarterly report on Form 10-Q of the company for the quarter ended September 6, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the company for the period and as of the dates covered thereby.

A signed original of this written statement required by Section 906 has been provided to SUPERVALU INC. and will be retained by SUPERVALU INC. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: October 21, 2003	/s/ JEFFREY NODDLE
Jeffrey Noddle Chief Executive Officer and President